SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2004

REMEC, INC.

(Exact name of Registrant as Specified in Charter)

California	01-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3790 Via de la Valle, Suite 311, Del Mar, California	92014
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code (858) 505-3671

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On May 10, 2004, REMEC, Inc. (“REMEC”) issued two press releases. The first release announced the sale of its Fixed Wireless Access Systems and related assets, and, in unrelated transaction, the sale of its Antenna and Artificial Intelligence related assets. A copy of that press release is attached as Exhibit 99.1. The second announced reorganization of its businesses. A copy of that press release is attached as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

99.1	Press release dated May 10, 2004 relating to sale of businesses.

99.2	Press release dated May 10, 2004 relating to reorganization of REMEC’s businesses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

By:	/s/ Donald J. Wilkins

Donald J. Wilkins Senior Vice President, General Counsel and Secretary

Date: May 12, 2004

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